UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2009
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 28, 2009, Itron, Inc. (the Company) entered into an Underwriting Agreement (the Underwriting Agreement) with Canaccord Adams Inc., Canaccord Capital Corporation, and Stephens Inc. (the Underwriters).  The Underwriting Agreement provides for the sale of an aggregate of 2,750,000 shares of the Company's common stock at a public offering price of $53.00 per share, including an over-allotment option of 412,500 shares. The transaction contemplated by the Underwriting Agreement is expected to close on or about June 3, 2009.  The common stock is being offered and sold pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-158417) (the Registration Statement), as supplemented by a prospectus supplement dated May 28, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement among Canaccord Adams Inc., Canaccord Capital Corporation, Stephens Inc., and Itron, Inc.
99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution of the Registration Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                     ITRON, INC.

Dated:  May 28, 2009                                                                By:           /s/ Steven M. Helmbrecht
                    Steven M. Helmbrecht
                    Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement among Canaccord Adams Inc., Canaccord Capital Corporation, Stephens Inc., and Itron, Inc.
99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution of the Registration Statement